Filed Pursuant to Rule 433

Registration No. 333-180289

January 3, 2013

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Stock-Linked Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Annual Income Opportunity Notes with Auto

Cap Linked to a Basket of Industry Titans

}	Annual Income Opportunity Notes with Auto Cap Linked to a basket of Industry Titans

}	7 year maturity

}	Annual coupons based on basket performance, subject to the Auto Cap Rate of 7.00% per Reference Stock

}	Annual Minimum Coupon Rate of 0.50% to 0.75% per annum (to be determined on the Trade Date)

}	All payments on the Notes are subject to the credit risk of HSBC USA Inc.

The Annual Income Opportunity Notes with Auto Cap (the “Notes”) offered hereunder will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Stock-Linked Underlying Supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-20 of this free writing prospectus.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-6 of this document, beginning on page S-3 of the accompanying prospectus supplement and beginning on page S-1 of the accompanying Stock-Linked Underlying Supplement.

	Price to Public	Underwriting Discount[1]	Proceeds to Issuer
Per Note/total	$1,000

1 HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 4.25% and referral fees of up to 1.75% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes to other registered broker-dealers. In no case will the sum of underwriting discounts and referral fees exceed 4.75% per $1,000 Principal Amount. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-20 of this free writing prospectus.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Annual Income Opportunity Notes with Auto Cap

Linked to a basket of Industry Titans

The Reference Stocks
Reference Issuer	Ticker Symbol	Industry	Market Capitalization[1] (in billions)
Cliffs Natural Resources Inc.	CLF	Raw Material Suppliers	$5.14
Consolidated Edison, Inc.	ED	Utility Networks	$16.23
Darden Restaurants, Inc.	DRI	Restaurants	$5.74
Exelon Corporation	EXC	Integrated Utilities	$25.15
Lorillard, Inc.	LO	Tobacco	$14.84
Mattel, Inc.	MAT	Toys and Games	$12.40
NVIDIA Corporation	NVDA	Semiconductor Devices	$7.60
The Southern Company	SO	Integrated Utilities	$37.31
Verizon Communications Inc.	VZ	Telecom Carriers	$124.09
Waste Management, Inc.	WM	Waste Management	$15.64

Past performance does not necessarily indicate future performance

1Market capitalization as of December 27, 2012. Source: Bloomberg L.P.

Indicative Terms*

Principal Amount	$1,000 per Note
Term	7 years
Coupon Rate	For any Coupon Payment Date, the greater of (a) the arithmetic average of the Stock Performances of all the Reference Stocks, calculated on the relevant Coupon Valuation Date (which will not be greater than the Auto Cap Rate), and (b) the Minimum Coupon Rate.
Stock Performance

If the Reference Stock Return is greater than or equal to zero, the Auto Cap Rate;

If the Reference Stock Return is less than zero, an amount equal to the greater of:

a) the Reference Stock Return; and

b) the Floor Rate.

Auto Cap Rate	7.00%
Floor Rate	-25.00%
Minimum Coupon Rate	0.50% to 0.75% per annum, which will be determined on the Trade Date
Reference Stock Return	For each Reference Stock, Final Price – Initial Price Initial Price
Coupon Valuation Dates	See page FWP-4
Coupon Payment Dates	See page FWP-4
Pricing Date	January 28, 2013
Trade Date	January 28, 2013
Original Issue Date	January 31, 2013
Maturity Date	January 31, 2020

* As more fully described beginning on page FWP-3.

The Notes

For investors who seek full repayment of principal at maturity, subject to the credit risk of HSBC, and believe the Reference Stocks will appreciate during the term of the Notes, the Notes provide an opportunity for yearly coupon payments of not less than the Minimum Coupon Rate or greater than the Auto Cap Rate.

If any Reference Stock Return is greater than or equal to zero on any Coupon Valuation Date, the Stock Performance of such Reference Stock will equal the Auto Cap Rate. If a Reference Stock Return is less than zero on any Coupon Valuation Date, the Stock Performance of that Reference Stock will not be less than the Floor Rate.

The offering period for the Notes is through January 28, 2013

FWP-2

HSBC USA Inc. Annual Income Opportunity Notes with Auto Cap Rate

Linked to a basket of Industry Titans

This free writing prospectus relates to an offering of Notes linked to a basket of ten common stocks (each a “Reference Stock,” and the basket, the “Reference Asset”). The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. with annual coupons linked to the Reference Stocks as described below.

The offering of Notes will have the terms described in this free writing prospectus and the accompanying prospectus supplement and prospectus. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Stock-Linked Underlying Supplement, the terms described in this free writing prospectus shall control. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per Note
Reference Stocks:	The common stocks of the following Reference Stock Issuers
Reference Stock Issuers	Ticker Symbol	Relevant Exchange	Initial Price[1]	Reference Stock Issuers	Ticker Symbol	Relevant Exchange	Initial Price[1]
Cliffs Natural Resources Inc.	CLF	NYSE		Mattel, Inc.	MAT	NASDAQ
Consolidated Edison, Inc.	ED	NYSE		NVIDIA Corporation	NVDA	NASDAQ
Darden Restaurants, Inc.	DRI	NYSE		The Southern Company	SO	NYSE
Exelon Corporation	EXC	NYSE		Verizon Communications Inc.	VZ	NYSE
Lorillard, Inc.	LO	NYSE		Waste Management, Inc.	WM	NYSE
[1] For each Reference Stock, its Official Closing Price on the Pricing Date.
Payment at Maturity:	For each Note, the Principal Amount plus the Coupon due on the Maturity Date.
Auto Cap Rate:	7.00% per Reference Stock, which will, in effect, make the maximum Coupon Rate with respect to each Coupon Payment Date the same rate as the Auto Cap Rate.
Floor Rate:	-25.00% per Reference Stock.
Minimum Coupon Rate:	0.50% to 0.75% per annum, which will be determined on the Trade Date
Coupon:	With respect to each Coupon Payment Date, for each $1,000 Principal Amount of Notes, the Coupon will equal: $1,000 × the Coupon Rate applicable to such Coupon Payment Date.
Coupon Rate:	For any Coupon Payment Date, the greater of (a) the arithmetic average of the Stock Performances of all the Reference Stocks, calculated on the relevant Coupon Valuation Date (which will not be greater than the Auto Cap Rate), and (b) the Minimum Coupon Rate.
Stock Performance:

For each Reference Stock on each Coupon Valuation Date:

If the Reference Stock Return is greater than or equal to zero, an amount equal to the Auto Cap Rate;

If the Reference Stock Return is less than zero, an amount equal to the greater of:

         a) the Reference Stock Return; and

         b) the Floor Rate.

Reference Stock Return:	For each Reference Stock, on any Coupon Valuation Date: Final Price – Initial Price Initial Price

FWP-3

Coupon Valuation Dates and Coupon Payment Dates:	Coupon Valuation Date*	Coupon Payment Date**
	January 28, 2014	January 31, 2014
	January 28, 2015	February 2, 2015
	January 27, 2016	February 1, 2016
	January 26, 2017	January 31, 2017
	January 26, 2018	January 31, 2018
	January 28, 2019	January 31, 2019
	January 28, 2020	January 31, 2020 (the Maturity Date)

* Subject to the adjustment as described under “Additional Note Terms – Valuation Dates” in the accompanying Stock-Linked Underlying Supplement.

**Expected. 3 business days after the relevant Coupon Valuation Date.

Initial Price:	The Official Closing Price (as defined below) of the Reference Stock as determined by the calculation agent on the Pricing Date.
Final Price:	With respect to each Reference Stock, its Official Closing Price on the relevant Coupon Valuation Date, adjusted as described under “Additional Note Terms – Antidilution and Reorganization Adjustments” in the accompanying Stock-Linked Underlying Supplement.
Official Closing Price:	With respect to each Reference Stock, the Official Closing Price on any scheduled trading day during the term of the Notes will be its relevant official price of one share on its Relevant Exchange as of the close of the regular trading session of such exchange and as reported in that exchange’s official price determination mechanism, as further described under “Additional Note Terms – Official Closing Price” in the accompanying Stock-Linked Underlying Supplement.
Trade Date:	January 28, 2013
Pricing Date:	January 28, 2013
Original Issue Date:	January 31, 2013
Maturity Date:	January 31, 2020, which is 3 business days after the final Coupon Valuation Date. The Maturity Date is subject to adjustment as described under “Additional Note Terms – Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement.
CUSIP/ISIN:	40432X6U0/US40432X6U08
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the Notes.

FWP-4

General

This free writing prospectus relates to one security offering linked to the Reference Stocks identified on page FWP-3. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to ten Reference Stocks. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of Notes relates to the Reference Stocks identified on page FWP-3, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Stocks or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Stock-Linked Underlying Supplement dated March 22, 2012. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Stock-Linked Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-6 of this free writing prospectus, beginning on page S-3 of the prospectus supplement and beginning on page S-1 of the Stock-Linked Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Stock-Linked Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Stock-Linked Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016685/v306693_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes. You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any material changes to the terms of the Notes, we will notify you.

Payment at Maturity

On the Maturity Date, for each Note you hold, we will pay you your Principal Amount plus the Coupon due on the Maturity Date.

Coupons

On each Coupon Payment Date, we will pay you the relevant Coupon. The Coupon is equal to the Principal Amount multiplied by the relevant Coupon Rate. The Coupon Rate will be based on the arithmetic average of the Stock Performances of all the Reference Stocks calculated on the relevant Coupon Valuation Date, but will not be less than the Minimum Coupon Rate. The Stock Performance for each Reference Stock will not be greater than the Auto Cap Rate or less than the Floor Rate. If, for a Coupon Valuation Date, the arithmetic average of the Stock Performance of all the Reference Stocks is equal to or less than the Minimum Coupon Rate, the Coupon Rate for such Coupon Valuation Date will equal the Minimum Coupon Rate. The Coupon Rate will not be less than the Minimum Coupon Rate or greater than the Auto Cap Rate.

If any Coupon Payment Date falls on a day that is not a business day, then the related coupon payment will be paid on the next following business day. In the case of the final Coupon Payment Date, which is also the Maturity Date, in the event that the Maturity Date is postponed as described under “Additional Note Terms –Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement, such final Coupon Payment Date will also be postponed until the postponed Maturity Date. In no event, however, will any additional interest accrue on the Notes as a result of any the foregoing postponements. For information regarding the record dates applicable to the Notes, please see the section entitled “Description of Notes –Interest and Principal Payments — Recipients of Interest Payments” on page S-11 in the accompanying prospectus supplement.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

FWP-5

Investor Suitability

The Notes may be suitable for you if:

}	You seek an investment that provides a full repayment of principal, subject to the credit risk of HSBC, if held to maturity, and an annual Coupon based on the average performance of the Reference Stocks that will not be less than the Minimum Coupon Rate (which will be determined on the Trade Date) or greater than the Auto Cap Rate.

}	You believe the Coupon Rate on the Coupon Valuation Dates will be an amount sufficient to provide you with a satisfactory return on your investment.

}	You are comfortable receiving only the Principal Amount of your Notes at maturity plus the applicable Coupon that will not be less than the Minimum Coupon Rate (which will be determined on the Trade Date) or greater than the Auto Cap Rate.

}	You are willing to invest in the Notes based on the Auto Cap Rate of 7.00%, which will limit your Coupon on any Coupon Payment Date.

}	You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

}	You are willing to forgo dividends or other distributions paid to holders of the Reference Stocks.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the Notes to maturity.

}	You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

The Notes may not be suitable for you if:

}	You seek an investment where the Coupon is based on the actual performance of the Reference Stocks and is not limited to an Auto Cap Rate.

}	You believe the average of the prices of the Reference Stocks will generally decrease or remain constant over the term of the Notes.

}	You are unwilling to receive only the Principal Amount of your Notes plus a Coupon of not less than the Minimum Coupon Rate (which will be determined on the Trade Date) or greater than the Auto Cap Rate at maturity.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on any of the Reference Stocks.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the Notes to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

Risk Factors

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and on page S-1 of the accompanying Stock-Linked Underlying Supplement. Investing in the Notes is not equivalent to investing directly in any of the Reference Stocks. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement, prospectus and Stock-Linked Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Stock-Linked Underlying Supplement, including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— General risks related to Reference Stocks” in the Stock-Linked Underlying Supplement;

}	“— Additional risks relating to certain Notes with more than one instrument comprising the Reference Asset” in the Stock-Linked Underlying Supplement; and

}	“— Additional risks relating to certain Notes with a Reference Asset that includes or relates to one or more non-U.S. company Reference Stocks” in the Stock-Linked Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The amount of the annual Coupon is uncertain and may be as low as the Minimum Coupon Rate.

The amount of the annual Coupon you receive is not fixed and will depend on the performances of the Reference Stocks. If the arithmetic average of the Stock Performances of all the Reference Stocks is equal to or less than the Minimum Coupon Rate on a Coupon Valuation Date, you will receive a Coupon equal to the Minimum Coupon Rate (which will be determined on the Trade Date) on the applicable Coupon Payment Date.

FWP-6

You will not directly participate in any appreciation in the value of Reference Stocks and your Coupon is capped.

You will not directly participate in any appreciation in the value of the Reference Stocks. Instead you will receive annual Coupons based upon the formulas described under the captions “Coupon” and “Coupon Rate” on page FWP-3. The Coupons payable to you will be based upon whether the Reference Stocks appreciate or depreciate and, if the Reference Stocks depreciate, the amount of such depreciation. Regardless of the extent to which the prices of the Reference Stocks appreciate, the Coupon Rates will not exceed the Auto Cap Rate. Therefore, you may earn significantly less by investing in the Notes than you would have earned by investing directly in the Reference Stocks relevant to your Notes.

Changes in the value of one or more of the Reference Stocks may be offset by changes in the value of one or more of the other Reference Stocks.

The applicable Coupon Rate for each Coupon Payment Date will equal the arithmetic average of the Stock Performances of each Reference Stock on the applicable Coupon Valuation Date. A change in the value of one or more of the Reference Stocks on the applicable Coupon Valuation Date may not correlate with changes in the value of one or more of the other Reference Stocks. The value of one or more Reference Stocks may increase, while the value of one or more of the other Reference Stocks may not increase as much, or may even decrease. Therefore, in calculating the Coupon Rate as of the applicable Coupon Valuation Date, increases in the value of one or more of the Reference Stocks may be moderated, or wholly offset, by lesser increases or decreases in the value of one or more of the other Reference Stocks. In addition, because the Floor Rate for the Notes is substantially lower than the Auto-Cap Rate, the Stock Performance of any one Reference Stock that performs extremely poorly may not be offset by the Stock Performance of any other single Reference Stock.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any Coupons or return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the payment at maturity described in this free writing prospectus is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Notes.

Tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-7

Description of the Reference Stocks

cliffs natural resources inc. (CLF)

Description of Cliffs Natural Resources Inc.

Cliffs Natural Resources Inc. is a diversified mining and natural resources company. The company mines for iron ore and coal in locations across North America, South America, and Australia. Information filed by CLF with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08944 or its CIK Code: 0000764065.

Historical Performance of Cliffs Natural Resources Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 1, 2007 through December 27, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 31, 2007	$53.09	$36.76	$50.40	September 30, 2010	$68.83	$44.38	$63.92
March 31, 2008	$63.88	$38.63	$59.91	December 31, 2010	$80.40	$61.95	$78.01
June 30, 2008	$121.88	$57.32	$119.19	March 31, 2011	$101.58	$79.15	$98.28
September 30, 2008	$118.10	$42.16	$52.94	June 30, 2011	$102.39	$80.38	$92.45
December 31, 2008	$53.30	$13.73	$25.61	September 30, 2011	$102.00	$51.10	$51.17
March 31, 2009	$32.48	$11.81	$18.16	December 30, 2011	$74.36	$47.32	$62.35
June 30, 2009	$32.11	$17.18	$24.47	March 30, 2012	$78.85	$59.40	$69.26
September 30, 2009	$35.56	$19.45	$32.36	June 29, 2012	$71.60	$44.41	$49.29
December 31, 2009	$48.08	$29.07	$46.09	September 28, 2012	$50.89	$32.25	$39.13
March 31, 2010	$73.95	$39.14	$70.95	December 27, 2012*	$46.50	$28.05	$36.04
June 30, 2010	$76.14	$46.65	$47.16

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through December 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the daily performance of CLF’s common stock from December 27, 2007 through December 27, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on December 27, 2012 was $36.04. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-8

consolidated edison, inc. (ED)

Description of Consolidated Edison, Inc.

Consolidated Edison, Inc., through its subsidiaries, provides a variety of energy related products and services. The company supplies electric service in New York, parts of New Jersey, and Pennsylvania as well as supplies electricity to wholesale customers. Information filed by ED with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14514 or its CIK Code: 0001047862.

Historical Performance of Consolidated Edison, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 1, 2007 through December 27, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 31, 2007	$50.51	$44.57	$48.85	September 30, 2010	$48.94	$42.50	$48.22
March 31, 2008	$49.30	$39.31	$39.70	December 31, 2010	$51.03	$47.51	$49.57
June 30, 2008	$42.73	$38.36	$39.09	March 31, 2011	$50.90	$48.56	$50.72
September 30, 2008	$46.20	$37.38	$42.96	June 30, 2011	$54.35	$49.80	$53.24
December 31, 2008	$44.85	$34.11	$38.93	September 30, 2011	$58.79	$49.21	$57.02
March 31, 2009	$41.79	$32.56	$39.61	December 30, 2011	$62.72	$54.72	$62.03
June 30, 2009	$40.00	$34.36	$37.42	March 30, 2012	$62.26	$56.99	$58.42
September 30, 2009	$41.77	$36.46	$40.94	June 29, 2012	$63.64	$57.01	$62.19
December 31, 2009	$46.35	$40.16	$45.43	September 28, 2012	$65.98	$59.03	$59.89
March 31, 2010	$46.45	$42.09	$44.54	December 27, 2012*	$60.83	$53.63	$55.42
June 30, 2010	$45.82	$41.52	$43.10

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through December 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the daily performance of ED’s common stock from December 27, 2007 through December 27, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on December 27, 2012 was $55.42. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-9

Darden restaurants, inc. (DRI)

Description of Darden Restaurants, Inc.

Darden Restaurants, Inc. operates casual dining restaurants in North America. The company owns and operates seafood and Italian restaurants. Information filed by DRI with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13666 or its CIK Code: 0000940944.

Historical Performance of Darden Restaurants, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 1, 2007 through December 27, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

Quarter Ending	Quarter High	Quarter Low	Quarter Close	Quarter Ending	Quarter High	Quarter Low	Quarter Close
December 31, 2007	$44.86	$26.90	$27.71	September 30, 2010	$46.19	$37.08	$42.78
March 31, 2008	$35.30	$20.89	$32.55	December 31, 2010	$50.83	$42.50	$46.44
June 30, 2008	$37.70	$30.00	$31.94	March 31, 2011	$50.29	$45.08	$49.13
September 30, 2008	$37.83	$26.73	$28.63	June 30, 2011	$52.12	$46.32	$49.76
December 31, 2008	$29.29	$13.22	$28.18	September 30, 2011	$53.81	$42.57	$42.75
March 31, 2009	$37.59	$23.32	$34.26	December 30, 2011	$49.14	$40.71	$45.58
June 30, 2009	$41.20	$31.70	$32.98	March 30, 2012	$53.19	$43.80	$51.16
September 30, 2009	$37.31	$30.80	$34.13	June 29, 2012	$55.83	$48.39	$50.63
December 31, 2009	$36.11	$29.94	$35.07	September 28, 2012	$57.88	$48.79	$55.75
March 31, 2010	$45.29	$33.72	$44.54	December 27, 2012*	$56.15	$44.12	$44.65
June 30, 2010	$49.01	$38.77	$38.85

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through December 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the daily performance of DRI’s common stock from December 27, 2007 through December 27, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on December 27, 2012 was $44.65. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-10

exelon corporation (exc)

Description of Exelon Corporation

Exelon Corporation is a utility services holding company. The company, through its subsidiaries distributes electricity to customers in Illinois and Pennsylvania. The company also distributes gas to customers in the Philadelphia area as well as operates nuclear power plants in states that include Pennsylvania and New Jersey. Information filed by EXC with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-16169 or its CIK Code: 0001109357.

Historical Performance of Exelon Corporation

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 1, 2007 through December 27, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 31, 2007	$86.83	$73.80	$81.64	September 30, 2010	$43.32	$37.63	$42.58
March 31, 2008	$87.25	$70.33	$81.27	December 31, 2010	$44.49	$39.05	$41.64
June 30, 2008	$91.84	$81.00	$89.96	March 31, 2011	$43.58	$39.06	$41.24
September 30, 2008	$92.10	$60.00	$62.62	June 30, 2011	$42.89	$39.53	$42.84
December 31, 2008	$62.98	$41.25	$55.61	September 30, 2011	$45.26	$39.51	$42.61
March 31, 2009	$58.98	$38.72	$45.39	December 30, 2011	$45.45	$39.93	$43.37
June 30, 2009	$51.46	$44.33	$51.21	March 30, 2012	$43.36	$38.31	$39.21
September 30, 2009	$54.47	$47.30	$49.62	June 29, 2012	$39.36	$36.27	$37.62
December 31, 2009	$51.98	$45.90	$48.87	September 28, 2012	$39.75	$34.54	$35.58
March 31, 2010	$49.88	$42.97	$43.81	December 27, 2012*	$37.49	$28.40	$29.44
June 30, 2010	$45.10	$37.25	$37.97

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through December 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the daily performance of EXC’s common stock from December 27, 2007 through December 27, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on December 27, 2012 was $29.44. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-11

Lorillard, Inc. (LO)

Description of Lorillard, Inc.

Lorillard, Inc. manufactures and sells cigarettes. The company produces cigarettes for both the premium and discount segments of the domestic cigarette market for sale to distributors and retailers in the United States. Information filed by LO with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34097 or its CIK Code: 0001424847.

Historical Performance of Lorillard, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from June 10, 2008 through December 27, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 30, 2008	$79.00	$66.77	$69.16	March 31, 2011	$96.97	$72.40	$95.01
September 30, 2008	$77.14	$62.76	$71.15	June 30, 2011	$116.84	$94.70	$108.87
December 31, 2008	$71.91	$53.30	$56.35	September 30, 2011	$113.67	$97.44	$110.70
March 31, 2009	$67.00	$52.51	$61.74	December 30, 2011	$119.97	$106.49	$114.00
June 30, 2009	$69.94	$58.73	$67.77	March 30, 2012	$132.67	$106.83	$129.48
September 30, 2009	$78.57	$66.46	$74.30	June 29, 2012	$138.87	$118.74	$131.95
December 31, 2009	$81.76	$73.61	$80.23	September 28, 2012	$141.07	$114.94	$116.45
March 31, 2010	$81.74	$72.09	$75.24	December 27, 2012*	$123.27	$110.10	$114.61
June 30, 2010	$82.06	$70.80	$71.98
September 30, 2010	$83.02	$70.87	$80.31
December 31, 2010	$89.71	$78.55	$82.06

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through December 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the daily performance of LO’s common stock from June 10, 2008 through December 27, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on December 27, 2012 was $114.61. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-12

Mattel, inc. (mat)

Description of Mattel, Inc.

Mattel, Inc. designs, manufactures, and markets a broad variety of children's toy products on a worldwide basis. The company sells its products to retailers and directly to consumers. Its products include branded fashion dolls, infant and preschool products, toy cars, and electrical vehicles, among others. Information filed by MAT with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05647 or its CIK Code: 0000063276.

Historical Performance of Mattel, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 1, 2007 through December 27, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 31, 2007	$24.36	$18.83	$19.04	September 30, 2010	$23.83	$20.58	$23.46
March 31, 2008	$21.94	$16.42	$19.90	December 31, 2010	$26.69	$22.01	$25.43
June 30, 2008	$21.99	$17.09	$17.12	March 31, 2011	$25.93	$23.41	$24.93
September 30, 2008	$21.95	$16.67	$18.04	June 30, 2011	$27.71	$25.02	$27.49
December 31, 2008	$18.42	$10.89	$16.00	September 30, 2011	$28.49	$22.70	$25.89
March 31, 2009	$16.85	$10.36	$11.53	December 30, 2011	$29.40	$24.66	$27.76
June 30, 2009	$16.75	$11.27	$16.05	March 30, 2012	$34.62	$27.73	$33.66
September 30, 2009	$19.19	$15.03	$18.46	June 29, 2012	$34.55	$30.15	$32.44
December 31, 2009	$21.05	$17.72	$19.98	September 28, 2012	$36.25	$30.75	$35.48
March 31, 2010	$23.47	$19.08	$22.74	December 27, 2012*	$37.96	$34.85	$36.14
June 30, 2010	$24.60	$20.14	$21.16

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through December 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the daily performance of MAT’s common stock from December 27, 2007 through December 27, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on December 27, 2012 was $36.14. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-13

nvidia corporation (NVDA)

Description of NVIDIA Corporation

NVIDIA Corporation designs, develops, and markets three dimensional (3D) graphics processors and related software. The company's products provide interactive 3D graphics to the mainstream personal computer market.  Information filed by NVDA with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-23985 or its CIK Code: 0001045810.

Historical Performance of NVIDIA Corporation

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 1, 2007 through December 27, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 31, 2007	$39.67	$29.11	$34.02	September 30, 2010	$12.34	$8.65	$11.68
March 31, 2008	$34.14	$17.31	$19.79	December 31, 2010	$15.42	$10.38	$15.40
June 30, 2008	$25.35	$17.61	$18.72	March 31, 2011	$26.17	$15.42	$18.46
September 30, 2008	$18.78	$8.81	$10.71	June 30, 2011	$20.52	$14.86	$15.94
December 31, 2008	$10.74	$5.75	$8.07	September 30, 2011	$16.28	$11.65	$12.50
March 31, 2009	$10.70	$7.09	$9.86	December 30, 2011	$16.05	$11.48	$13.86
June 30, 2009	$12.39	$8.33	$11.29	March 30, 2012	$16.89	$13.51	$15.39
September 30, 2009	$16.57	$9.72	$15.03	June 29, 2012	$15.48	$11.63	$13.82
December 31, 2009	$18.94	$11.56	$18.68	September 28, 2012	$15.22	$12.17	$13.34
March 31, 2010	$18.95	$15.15	$17.38	December 27, 2012*	$13.80	$11.16	$12.16
June 30, 2010	$18.12	$10.21	$10.21

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through December 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the daily performance of NVDA’s common stock from December 27, 2007 through December 27, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on December 27, 2012 was $12.16. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-14

The Southern Company (so)

Description of The Southern Company

The Southern Company is a public utility holding company. The company, through its subsidiaries, generates, wholesales, and retails electricity in the southeastern United States. The company also offers wireless telecommunications services, and provides businesses with two-way radio, telephone, paging, and Internet access services as well as wholesales fiber optic solutions. Information filed by SO with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03526 or its CIK Code: 0000092122.

Historical Performance of The Southern Company

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 1, 2007 through December 27, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 31, 2007	$39.35	$35.15	$38.75	September 30, 2010	$37.73	$33.00	$37.24
March 31, 2008	$40.60	$33.93	$35.61	December 31, 2010	$38.61	$37.10	$38.23
June 30, 2008	$37.80	$34.30	$34.92	March 31, 2011	$38.79	$36.52	$38.11
September 30, 2008	$40.00	$34.47	$37.69	June 30, 2011	$40.87	$37.43	$40.38
December 31, 2008	$37.99	$29.82	$37.00	September 30, 2011	$43.09	$35.73	$42.37
March 31, 2009	$37.62	$26.49	$30.62	December 30, 2011	$46.68	$41.01	$46.29
June 30, 2009	$32.05	$27.19	$31.16	March 30, 2012	$46.06	$43.71	$44.93
September 30, 2009	$32.66	$30.38	$31.67	June 29, 2012	$48.44	$44.22	$46.30
December 31, 2009	$34.42	$30.89	$33.32	September 28, 2012	$48.58	$44.64	$46.09
March 31, 2010	$33.65	$30.85	$33.16	December 27, 2012*	$47.09	$41.75	$42.68
June 30, 2010	$35.45	$32.04	$33.28

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through December 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the daily performance of SO’s common stock from December 27, 2007 through December 27, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on December 27, 2012 was $42.68. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-15

Verizon communications inc. (vz)

Description of Verizon Communications Inc.

Verizon Communications Inc. is an integrated telecommunications company that provides wire line voice and data services, wireless services, Internet services, and published directory information. The company also provides network services for the federal government including business phone lines, data services, telecommunications equipment and payphones. Information filed by VZ with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) can be located by reference to its SEC file number: 001-08606 or its CIK Code: 0000732712.

Historical Performance of Verizon Communications Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 1, 2007 through December 27, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 31, 2007	$43.01	$37.93	$40.64	September 30, 2010	$33.09	$25.79	$32.59
March 31, 2008	$41.23	$30.85	$33.91	December 31, 2010	$36.00	$31.60	$35.78
June 30, 2008	$37.32	$31.62	$33.08	March 31, 2011	$38.95	$33.36	$38.54
September 30, 2008	$33.96	$28.27	$29.98	June 30, 2011	$38.73	$34.94	$37.23
December 31, 2008	$32.60	$21.77	$31.68	September 30, 2011	$37.86	$32.28	$36.80
March 31, 2009	$32.48	$24.39	$28.22	December 30, 2011	$40.25	$35.35	$40.12
June 30, 2009	$30.90	$26.76	$28.71	March 30, 2012	$40.46	$37.12	$38.23
September 30, 2009	$30.55	$26.45	$28.28	June 29, 2012	$44.76	$36.80	$44.44
December 31, 2009	$31.89	$26.70	$30.96	September 28, 2012	$46.41	$42.18	$45.57
March 31, 2010	$31.22	$26.45	$28.98	December 27, 2012*	$47.32	$40.51	$43.48
June 30, 2010	$29.55	$24.76	$26.18

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through December 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the daily performance of VZ’s common stock from December 27, 2007 through December 27, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on December 27, 2012 was $43.48. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-16

Waste management, inc. (wm)

Description of Waste Management, Inc.

Waste Management, Inc. provides waste management services including collection, transfer, recycling, resource recovery and disposal services, and operates waste-to-energy facilities. The company serves municipal, commercial, industrial, and residential customers throughout North America. Information filed by WM with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12154 or its CIK Code: 0000823768.

Historical Performance of Waste Management, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 1, 2007 through December 27, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 31, 2007	$39.11	$32.56	$32.67	September 30, 2010	$36.24	$31.22	$35.74
March 31, 2008	$34.64	$28.10	$33.56	December 31, 2010	$37.25	$34.09	$36.87
June 30, 2008	$39.24	$33.33	$37.71	March 31, 2011	$38.58	$35.86	$37.34
September 30, 2008	$37.34	$31.05	$31.49	June 30, 2011	$39.69	$36.22	$37.27
December 31, 2008	$33.43	$24.51	$33.14	September 30, 2011	$38.06	$27.76	$32.56
March 31, 2009	$33.99	$22.10	$25.60	December 30, 2011	$35.52	$29.77	$32.71
June 30, 2009	$29.00	$25.06	$28.16	March 30, 2012	$35.75	$32.11	$34.96
September 30, 2009	$30.80	$26.31	$29.82	June 29, 2012	$36.35	$31.93	$33.40
December 31, 2009	$34.18	$28.28	$33.81	September 25, 2012	$35.70	$31.08	$32.08
March 31, 2010	$35.00	$31.29	$34.43	December 27, 2012*	$34.45	$30.83	$33.71
June 30, 2010	$35.98	$31.18	$31.29

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through December 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the daily performance of WM’s common stock from December 27, 2007 through December 27, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on December 27, 2012 was $33.71. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-17

Illustrative ExampleS

The following examples are provided for illustrative purposes only and are hypothetical. These examples are representative of only a few possible scenarios concerning increases or decreases in the prices of the Reference Stocks relative to their Initial Prices and how those increases and decreases affect the Coupons payable on the Notes. There are an unlimited number of scenarios concerning the increases and decreases in the prices of the Reference Stocks relative to their Initial Prices and each scenario will affect the Coupons payable on the Notes differently. We cannot predict the Official Closing Prices of the Reference Stocks on the Coupon Valuation Dates. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and you should not take these examples as an indication or assurance of the expected performance of the Reference Stocks or return on the Notes. The total payment you receive over the term of the Notes may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC.

The examples below illustrate the Coupon Payments on a $1,000 investment in the Notes for a hypothetical range of performance for the Reference Stocks. The following results are based solely on the assumptions outlined below. The potential returns described here show potential valuations for different Coupon Valuation Dates during the term of the Notes. You should consider carefully whether the Notes are suitable to your investment goals. The numbers appearing below have been rounded for ease of analysis. The following examples reflect the Floor Rate of -25.00%, the Auto Cap Rate of 7.00% and assume a Minimum Coupon Rate of 0.625% per annum (the midpoint of the Minimum Coupon Rate range of 0.50% to 0.75%). The actual Minimum Coupon Rate will be determined on the Trade Date and will not be less than 0.50% per annum.

Example 1: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
CLF	12.00%	7.00%
ED	2.50%	7.00%
DRI	-5.00%	-5.00%
EXC	-11.00%	-11.00%
LO	3.50%	7.00%
MAT	-36.00%	-25.00%
NVDA	-6.75%	-6.75%
SO	2.50%	7.00%
VZ	-7.50%	-7.50%
WM	2.00%	7.00%
	Average Stock Performance =	-2.03%
	Minimum Coupon Rate =	0.625%
	Coupon Rate =	0.625%
	Coupon =	$6.25

Explanation for Example 1

As illustrated above, the hypothetical Reference Stock Return of 5 of the 10 Reference Stocks (CLF, ED, LO, SO and WM) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 7.00%. The Reference Stock Return of 1 of the 10 Reference Stocks (MAT) is lower than the Floor Rate of -25.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -25.00%. The average Stock Performance of -2.03% is less than the Minimum Coupon Rate of 0.625% and therefore, the Coupon Rate is 0.625% and you would receive a Coupon of $6.25 on the applicable Coupon Payment Date.

FWP-18

Example 2: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
CLF	1.00%	7.00%
ED	8.50%	7.00%
DRI	9.00%	7.00%
EXC	25.00%	7.00%
LO	13.00%	7.00%
MAT	9.00%	7.00%
NVDA	7.00%	7.00%
SO	9.00%	7.00%
VZ	16.00%	7.00%
WM	4.00%	7.00%
	Average Stock Performance =	7.00%
	Minimum Coupon Rate =	0.625%
	Coupon Rate =	7.00%
	Coupon =	$70.00

Explanation for Example 2

As illustrated above, the hypothetical Reference Stock Return of all 10 of the Reference Stocks is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 7.00%. The average Stock Performance equals 7.00% and you would receive a Coupon of $70.00 on the applicable Coupon Payment Date.

Example 3: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
CLF	20.00%	7.00%
ED	18.50%	7.00%
DRI	-70.00%	-25.00%
EXC	65.00%	7.00%
LO	10.00%	7.00%
MAT	5.00%	7.00%
NVDA	-0.50%	-0.50%
SO	9.00%	7.00%
VZ	7.00%	7.00%
WM	6.75%	7.00%
	Average Stock Performance =	3.05%
	Minimum Coupon Rate =	0.625%
	Coupon Rate =	3.05%
	Coupon =	$30.50

Explanation for Example 3

As illustrated above, the hypothetical Reference Stock Return of 8 of the 10 Reference Stocks (CLF, ED, EXC, LO, MAT, SO, VZ and WM) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 7.00%. The Reference Stock Return of 1 of the 10 Reference Stocks (DRI) is lower than the Floor Rate of -25.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -25.00%. The average Stock Performance is 3.05% and you would receive a Coupon of $30.50 on the applicable Coupon Payment Date.

FWP-19

Events of Default and Acceleration

If the Notes have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Notes, you will not be entitled to any additional payments, other than your Principal Amount, with respect to the Notes. The accelerated Maturity Date will be the third business day following the date of acceleration, and on such accelerated Maturity Date you will be entitled to receive $1,000 per $1,000 Principal Amount of Notes you hold.

For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. proposes to offer the Notes at the price to public set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 4.25% and referral fees of up to 1.75% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes to other registered broker-dealers. In no case will the sum of the underwriting discounts and referral fees exceed 4.75% per $1,000 Principal Amount.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

U.S. Federal Income Tax Considerations

You should carefully consider the matters set forth in “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Notes. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. We intend to treat the Notes as variable rate debt instruments for U.S. federal income tax purposes. Pursuant to the terms of the Notes, you agree to treat the Notes as variable rate debt instruments for all U.S. federal income tax purposes and, based on certain factual representations received from us, in the opinion of Morrison & Foerster LLP, our special U.S. tax counsel, it is reasonable to treat the Notes as variable rate debt instruments. Assuming the Notes are treated as variable rate debt instruments, Coupons paid on the Notes generally should be taxable to you as ordinary interest income at the time they accrue or are received in accordance with the your regular method of accounting for U.S. federal income tax purposes. You should review the discussion set forth in “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Variable Rate Debt Instruments” in the accompanying prospectus supplement. In general, gain or loss realized on the sale, exchange or other disposition of the Notes will be capital gain or loss.

We will not attempt to ascertain whether any Reference Stock Issuer would be treated as a passive foreign investment company (“PFIC”) or a United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If a Reference Stock Issuer were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC by the Reference Stock Issuers and consult your tax advisor regarding the possible consequences to you if a Reference Stock Issuer is or becomes a PFIC or a USRPHC.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. As a result, the timing and character of income in respect of the Notes might differ from the treatment described above. For example, the Notes may be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, subject to taxation under the “noncontingent bond method,” as described in the discussion under “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the accompanying prospectus supplement. You should carefully consider the discussion of all potential tax consequences as set forth in “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

FWP-20

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$      Annual Income Opportunity Notes with Auto Cap Linked to a Basket of Industry Titans

January 3, 2013

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-5
Payment at Maturity	FWP-5
Investor Suitability	FWP-6
Risk Factors	FWP-6
Description of the Reference Stocks.	FWP-8
Illustrative Examples	FWP-18
Events of Default and Acceleration	FWP-20
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-20
U.S. Federal Income Tax Considerations	FWP-20
Stock-Linked Underlying Supplement
Risk Factors	S-1
Additional Note Terms	S-5
Information Regarding the Reference Stocks and the Reference Stock Issuers	S-11

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60